UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

         [   ]    Preliminary Information Statement
         [   ]    Confidential, for Use of the Commission Only (as permitted by
                  Rule 14c-5(d)(2)
         [ X ]    Definitive Information Statement

                               INTERCALLNET, INC.
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                (Name of Registrant as Specified In Its Chapter)

Payment of Filing Fee (Check the appropriate box)

         [ X ]    No fee required
         [   ]    Fee computed on table below per Exchange Act Rules 14c-5(g)
                  and 0-11

(1)      Title of each class of securities to which transaction applies:

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(2)      Aggregate number of securities to which transaction applies:

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(3)      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)      Proposed maximum aggregate value of transaction:

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(5)      Total fee paid:

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[   ]    Fee paid previously with preliminary materials.
[   ]    Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:
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


         (2)      Form, Schedule or Registration Statement No.:

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         (3)      Filing Party:

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         (4)      Date Filed:

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         This information Statement is being provided for information purposes only. WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A
PROXY.

         This Information Statement has been filed with the Securities and Exchange Commission (the "SEC") and mailed on or about October 26, 2001 to the holders of record on October 19, 2001 (the "Record Date") of shares of common stock, $.0001 par value per share (the "Common Stock"), of Intercallnet, Inc., a Florida corporation (the "Company"). This Information Statement is being furnished pursuant to Section 14(c) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the following actions(the "Actions"):

         (i) the election of Messrs. Scott Gershon, George Pacinelli and Paul Cifaldi as Directors of the Company to serve until the next annual meeting of shareholders or until their respective successors are duly elected and qualified;

         (ii) to ratify the appointment of Ahearn, Jasco + Company, P.A., as the independent public accountants of the Company for the fiscal year ending June 30, 2002.


VOTING SECURITIES

         As of the Record Date, there were issued and outstanding 12,180,735 shares of Common Stock of the Company. Each share of Common Stock entitles its holder to one vote.

         The record and beneficial owners as of the Record Date of 6,264,542 shares of Common Stock, constituting approximately 51.4% of the aggregate number of issued and outstanding shares of Common Stock, have provided the Company with a written consent approving and authorizing each of the above listed Actions (the "Written Consent"). The Company anticipates that such Actions will become effective on or about November 15, 2001.

CHANGE IN CONTROL

         On December 21, 2000, the Company's predecessor, Never Miss A Call, Inc. ("NMC")entered into a Plan of Reorganization and Merger Agreement ("Merger Agreement") with NMC Acquisition Corp., a Florida corporation and wholly-owned subsidiary of NMC ("NMC Acquisition"), and Inter-Call-Net Teleservices, Inc., a Florida corporation ("ICN"). Pursuant to the terms of the Merger Agreement, the closing of which occurred on January 26, 2001, NMC Acquisition merged with and into ICN, the issued and outstanding securities of ICN were canceled, NMC issued
4.375 shares (1.25 pre-split shares) of its common stock for every one share of ICN common stock issued and outstanding to the former shareholders of ICN, and formerly outstanding ICN warrants became warrants to purchase shares of NMC's common stock on the same conversion basis. The former shareholders of ICN then own approximately 79.5% of the issued and outstanding shares of common stock of NMC (excluding shares of NMC's common stock underlying warrants). The two persons who were the directors of NMC pre-merger agreed, pursuant to a written consent of directors, to cancel an aggregate of 3,500,000 shares (1,000,000 pre-split shares) held by them effective as of the closing of the above-described merger. As a result, the number of shares of the Company's common stock issued and outstanding post-closing was 11,938,104. In connection with the merger, the officers and directors of ICN became the officers and directors of the Company.

         While NMC was the legal surviving entity, for accounting purposes, the merger between NMC and ICN was treated as a purchase business acquisition of NMC by ICN (commonly called a reverse acquisition) and a recapitalization of ICN. ICN was the acquirer for accounting and financial reporting purposes because the former stockholders of ICN received the larger portion of the common stockholder interests and voting rights in the combined enterprise when compared to the common stockholder interests and voting rights retained by the pre-merger stockholders of NMC. As a result of this accounting treatment, ICN was recapitalized for accounting and financial reporting purposes to reflect the authorized stock of the legal surviving entity. Because ICN was the acquirer for accounting purposes under APB Opinion No. 16, NMC's December 31st fiscal year end changed to ICN's fiscal year end, June 30th.

         On April 19, 2001, NMC effected a reincorporation from Nevada to Florida (the "Reincorporation"). Such Reincorporation was accomplished by merging NMC with and into a newly-formed, wholly-owned Florida subsidiary, Intercallnet, Inc. ("ICN") pursuant to a Plan and Agreement of Merger, a copy of which was filed as Exhibit A to a definitive information statement filed with the U.S. Securities and Exchange Commission on March 14, 2001. Simultaneous, with such Reincorporation, the Company's name was changed to Intercallnet, Inc. (OTCBB symbol: ICLN).


                                  FIRST ACTION
                              ELECTION OF DIRECTORS

         The Company's Bylaws provides that the Company's Board of Directors shall at all times consist of not less than one nor more than nine persons as the Board shall determine and each Director shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal. The current Board of Directors consists of three directors.

         The holders of a majority of the Company's issued and outstanding Common Stock (approximately 51.4%) have executed and delivered to the Company a written consent dated October 19, 2001, electing Scott Gershon, George Pacinelli and Paul Cifaldi to serve as directors of the Company until the next annual meeting of shareholders or until their respective successors are duly elected and qualified. For information about Messrs. Gershon, Pacinelli and Cifaldi, see biographies set forth under "Directors and Executive Officers" below.






                                  SECOND ACTION
                       RATIFICATION OF THE APPOINTMENT OF
                   THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANT

         The holders of a majority of the Company's issued and outstanding Common Stock (approximately 51.4%) executed and delivered to the Company a written consent dated October 19, 2001, ratifying the appointment of Ahearn, Jasco + Company, P.A., as independent public accountants of the Company for the fiscal year ending June 30, 2002.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Company's Board of Directors did not hold any formal meetings during the fiscal year ended June 30, 2001, however, they met informally on numerous occasions and otherwise acted by written consent. During the fiscal year, none of the directors attended fewer than 75% of the aggregate of all meetings of the Board of Directors. Our Board of Directors has not established any committees.


COMPENSATION OF DIRECTORS

         All of our directors are entitled to be reimbursed for reasonable expenses incurred by them in connection with their attendance at board and committee meetings. No remuneration of any nature has been paid for or on account of services rendered by a Director in such capacity to date.


INDEPENDENT PUBLIC ACCOUNTANTS

         Ahearn, Jasco + Company, P.A. has served as the Company's independent auditors since July 12, 2000.


AUDIT FEES

         The aggregate fees for professional services rendered for the audit of the annual financial statements for the fiscal year ended June 30, 2001, and the review of the financial statements included in quarterly financial statements filed on Form 10-QSB for the fiscal year ended June 30, 2001 were $48,435.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         No fees were billed by Ahearn, Jasco + Company, P.A. for financial information systems design and implementation services and no such services were provided.

ALL OTHER FEES

         In addition to the fees discussed in the two immediately preceding paragraphs, Ahearn, Jasco + Company, P.A. also provided merger assistance, tax preparation and accounting research assistance and billed the Company an aggregate of $6,555 in fees for such services for the fiscal year ended June 30, 2001.

         Ahearn, Jasco + Company, P.A. also provided services to NMC, pre-merger, in connection with its calendar year 2000 audit, Form 10-KSB preparation and tax preparation and billed NMC an aggregate of $7,300 in fees for such services.

         The Company's Board of Directors has considered and believes the provision of services described in the two immediately preceding paragraphs to be compatible with maintaining Ahearn, Jasco + Company, P.A.'s independence.


DIRECTORS AND EXECUTIVE OFFICERS

         The current officers and directors of the Company and further information concerning them are as follows:


Name                       Age               Position
--------------------------------------------------------------------------------

Scott Gershon              45                Chief Executive Officer, Secretary,
                                             Treasurer, Chairman of the Board,
                                             and Director

George Pacinelli           43                President, Director

Paul Cifaldi               59                Director

Stephanie Brady            32                Chief Financial Officer


         There are no family relationships between any director and/or any executive officers of the Company.

         Scott R. Gershon, founder of ICN, has been the Registrant's Chief Executive Officer and Chairman of the Board of Directors since consummation of the Merger Agreement. He has extensive experience in the telecommunications business arena primarily in the pay per call segment. Mr. Gershon was a limited partner in Joyride Partnership, a direct marketing company and call center operation located in Miami, Florida. In that position, Mr. Gershon participated in the production of television commercials and print advertising. Mr. Gershon was also retained as a consultant to Inphomation Communications Inc., a direct marketing company located in Baltimore, Maryland, involved in the production of television infomercials where he provided creative and management services.

Prior to and concurrent with these activities, Mr. Gershon was a principal in the Gershon Group, a highly successful interior design firm located in Miami and New York.

                  George A. Pacinelli, the Company's President since May 2001 and a director since June 2001, is a longtime executive in the voice and data communications technology sector with over 20 years of experience. He was previously associated with the Company as a consultant since July 2000. He has served in senior management positions with companies such as Claricom, Executone and Contel, where he distinguished himself in the areas of business development and management where he received numerous awards and recognition for outstanding achievements in both sales and management. Most recently, he founded eTC, Inc - a telecommunications consulting firm based in Florida that specializes in voice/data networking, cellular/wireless technologies, and Internet access. Mr. Pacinelli is a graduate from the University of Florida with a degree in Business Administration and Marketing.

         Paul A. Cifaldi has been a director since the consummation of the Merger Agreement and was the Company's Chief Operating Officer from such time through October 8, 2001, at which time he voluntarily resigned from such position. Mr. Cifaldi has over 30 years of systems experience from PCs to main frames. Mr. Cifaldi was involved as a consultant to management in the commencement and operation of call centers in Melbourne and Fort Lauderdale, Florida dealing with mortgage applications, surveys and database management enhancement. His systems career started in banking with Chemical Bank in 1963. He worked at Honeywell Inc. from 1966 to 1971. Mr. Cifaldi while employed at Datatron was a pioneer in the service bureau business and database technology from approximately 1968 to 1970, servicing magazine publishers with an aggregate of upwards of 30 million subscribers. He next ran the Data Center for the Board of Cooperative Education Services, an educational service bureau, from approximately 1970 to 1975 providing service to 30 school districts on Long Island, New York. From there, Mr. Cifaldi was recruited by Avon Corporation in 1976 to become Vice President of Information Systems. In this capacity he ran his first call center and was a pioneer in database technology for cataloging operations.

         Stephanie L. Brady, the Company's Chief Financial Officer since June 2001, has over ten years experience working in the financial arena and is a Certified Public Accountant from New York State. She has served in positions of Director of Financial Reporting and Controller for NYSE and NASDAQ companies as well as Assistant Controller for Bell Canada International. Prior to working with publicly traded companies, Ms. Brady spent over five years with Deloitte & Touche in New York City and Washington, D.C. and Pricewaterhouse Coopers in Florida. Ms. Brady earned her Bachelors degree in Accounting from Baruch College, City University of New York, New York City.

         Cal Woodruff was the President, CEO and Director of NMC from NMC's inception through the consummation of the Merger Agreement. Since 1996, Mr. Woodruff had also been the Coordinator of DERA Voice Mail Service and DTE Residents Association in Vancouver, B.C., Canada, where he created a low-cost voice mail system for individuals without telephones from the ground up. From 1997 to 1999, Mr. Woodruff was a Computer Trainer for Neil Squire Foundation in Burnaby, B.C., Canada where he trained mentally and physically disabled people on various aspects of computer usage. In 1997, he was also a Contract Programmer for Norstat International of Surrey, B.C., Canada, where he developed custom file comparison programs in Canada for Intel format binary files.

         Robert Gelfand was the Executive Vice President, Secretary, Treasurer and a Director of NMC from NMC's inception through the consummation of the Merger Agreement. From July 1996 through January 26, 2001, Mr. Gelfand was also an owner of Star Asia Capital Group Co. LTD., a venture capital company located in Bangkok. From September 1997 to June 1998, Mr. Gelfand was an officer, director and principal shareholder of Golf Innovations Corp., a publicly traded Nevada corporation engaged in the business of marketing and distributing golf-related products. From August 1998 to April 1999, Mr. Gelfand was an officer, director and principal shareholder of Pac-Rim Consulting Inc., a publicly traded Nevada corporation engaged in the business of real estate consulting. From August 1997 to January 1999, he was an officer, director and principal shareholder of Meximed Industries, Inc., a publicly traded Nevada Corporation engaged in the business of distributing medical products. From January 1995 to June 1996, he was a self-employed financial consultant.


EXECUTIVE COMPENSATION

          The following table sets forth, for the fiscal years ended June 30, 2001 and 2000 certain information regarding the compensation earned by the Company's Chief Executive Officer and each of the Company's most highly compensated executive officers whose individual aggregate annual salary and bonus for the fiscal year ended 2001 exceeds $100,000, with respect to services rendered by such persons to the Company and its subsidiaries.

         No executive officer or director prior to the consummation of the Merger Agreement received any cash remuneration since the inception of NMC and no remuneration of any nature had been paid for on account of services rendered by a director in such capacity.


                       Annual Compensation                  Long-Term Compensation (1)

                                                                            Restricted
Name and                                                    Other (2)         Stock        Underlying   Other
Principal Position         Year    Salary       Bonus       Compensation      Awards       Options      Compensation
---------------------------------------------------------------------------------------------------------------------
Scott R. Gershon,CEO       2001     $240,500   $10,000         -0-             -0-           -0-          none
Chairman of the Board      2000        -0-     $16,000       $40,000           -0-           -0-          none

George A. Pacinelli,       2001     $156,000   $20,000       $54,000           -0-         300,000        none
President and Director     2000        -0-       -0-           -0-             -0-           -0-          none


(1) The Company has not entered into any Long-Term Incentive Plan Awards since inception.
(2)   Represents fees paid on a consulting basis prior to becoming an employee.

STOCK OPTION GRANTS

         The following table contains information concerning stock option grants to each of the named executive officers for the fiscal year ended June 30, 2001. There were no stock option grants during the fiscal year ended June 30, 2000. During the fiscal year ended June 30, 2001, there were no stock options exercised by such persons. No stock appreciation rights were granted to these individuals during the fiscal years ended June 30, 2001 and June 30, 2000.

                   No. of
                   Securities         % of Total
                   Underlying       Options Granted     Exercise
                   Options         to Employees in      Price per    Expiration
Name               Granted          Fiscal Year (1)      Share (2)        Date
--------------------------------------------------------------------------------

S. Gershon         - 0 -                0.0%              n/a         n/a
G. Pacinelli      300,000 (3)          49.2%             $0.05        (4)
S. Brady          100,000              16.4%             $0.50        (4)


(1) Percentages are based upon the total number of options of the Company's common stock granted during the fiscal year ended June 30, 2001.
(2)   Exercise price to be paid in cash.
(3) The shares underlying the options have piggy-back registration rights if the Company proposes to register any of its securities under the Securities Act of 1993, as amended, for sale to the public.
(4) The options are exercisable in whole or in part at any time until the earlier to occur of: (i) the exercise of all options, and (ii) the expiration of ten years from the date of grant.


                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth (i) each of the Registrant's officers and directors, (ii) each person who is known by the Registrant's to own beneficially more than 5% of the outstanding shares of Common Stock, and (iii) all of the Registrant's officers and directors as a group:


                                               Amount and
Title of         Name and Address of           Nature of             Percentage
Class            Beneficial Owner              Beneficial Ownership  of Class(1)
--------------------------------------------------------------------------------
Common           Scott R. Gershon (2)           3,062,500               25.1%
                 c/o Intercallnet, Inc.
                 6340 NW 5th Way
                 Fort Lauderdale, FL 33309

Common           George A. Pacinelli (3)          300,000 (3)            2.4%
                 c/o Intercallnet, Inc.
                 6340 NW 5th Way
                 Fort Lauderdale, FL 33309

Common           Paul A. Cifaldi (4)              218,750                1.8%
                 c/o Intercallnet, Inc.
                 6340 NW 5th Way
                 Fort Lauderdale, FL 33309

Common           Stephanie L. Brady (5)           100,000 (5)            0.8%
                 c/o Intercallnet, Inc.
                 6340 NW 5th Way
                 Fort Lauderdale, FL 33309

Common           Farrington Family Trust        1,137,500 (6)            9.0%
                 7902 40th Street, NW
                 Gig Harbor, WA 98335

Common           Pedro Yenidjeian                 870,733                7.1%
                 c/o Dubo Enterprises, Inc.
                 8000 Governors Square Blvd.
                 Suite 404
                 Miami Lakes, FL 33016

Common           Officers and Directors         3,681,250 (7)           29.1%
                 as a group (4 people)

(1) All percentages are calculated based upon 12,180,735 shares issued and outstanding.
(2) Mr. Gershon is Chief Executive Officer, Chairman of the Board of Directors and a Director of the Company.
(3) Mr. Pacinelli is President and a Director of the Company. Represents fully vested stock options with an exercise price of $0.05 per share and an expiration period of 10 years from date of grant.
(4)      Mr. Cifaldi is a Director of the Company.
(5) Ms. Brady is Chief Financial Officer of the Company. Represents fully vested stock options with an exercise price of $0.50 per share and an expiration period of 10 years from date of grant.
(6) Includes warrants to purchase 437,500 shares of Common Stock at an exercise price of $0.57 per share exercisable for a period of three years.
(7)      See footnotes (1) through (5) above.

         Rule 13d-3(d)(1)(i) under the Exchange Act, regarding the determination of beneficial owners of securities, includes as beneficial owners of securities, among others, any person who directly indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power and/or investment power with respect to such securities; and, any person who has the right to acquire beneficial ownership of such security within sixty days through a means, including, but not limited to, the exercise of any option, warrant, right or conversion of a security. Any securities not outstanding that are subject to such options, warrants, rights or conversion privileges shall be deemed to be securities of the class owned by such person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the class by any other person.

         The Company has been advised that each of the persons listed above has sole voting, investment, and dispositive power over the shares indicated above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During the fiscal year ended June 30, 2001 and the period ended June 30, 2000, the Company has not entered into a transaction with a value in excess of $60,000 with a director, officer or beneficial owner of 5% or more of the Company's common stock, except as follows:

         On June 29, 2001 the Company's Board of Directors granted options to Mr. Pacinelli and Ms. Brady for 300,000, and 100,000 shares of Common Stock, respectively. Mr. Pacinelli's option has an exercise price of $0.05 per share, and Ms. Brady's option has a purchase price of $0.50 per share. The options are exercisable in whole or in part at any time until the earlier to occur of (i) the exercise of all options and (ii) the expiration of ten years from the date of grant. As of the date hereof, no options have been exercised.

         Pursuant to an agreement dated February 16, 2001, the Company repurchased 175,000 shares from a certain beneficial owner for a total of $200,000 in cash. Such certain beneficial owner retained the warrants to purchase additional common shares, which were originally issued with the repurchased shares.

         On October 1, 2001, the Company entered into employment agreements with each of Mr. Gershon, Mr. Pacinelli and Ms. Brady, pursuant to which each of such persons will receive annual cash compensation of approximately $208,000, $182,000 and $118,000 respectively, subject to annual increases of 10%, as well as the participation in a "bonus pool" equal to 10% of "earnings before income taxes depreciation and amortization" (EBITDA) in excess of $1,425,000 and other benefits customarily provided to senior management. The employment agreements for Mr. Gershon and Mr. Pacinelli are for a term of five (5) years, renewable for a period of two (2) years and Ms. Brady's employment agreement is for a term of three (3) years, renewable for a period of one (1) year thereafter. It is anticipated that the Company will shortly enter into a multi-year (not to exceed three years) consulting agreement with Mr. Cifaldi.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act and the rules thereunder require the Company's officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and to furnish the Company with copies. Based on its reviews of the copies of the Section 16(a) forms received by it, or written representations from certain reporting persons, the Company believes that, during the last fiscal year, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were timely complied with, except that the Farrington Family Trust filed a Form 3 eight days after it was otherwise due to be filed and each of Cal Woodruff and Robert Gelfand, the Company's former President/Chief Executive Officer/Director and Executive Vice President/Director, respectively, prior to consummation of the Merger Agreement, did not file a Form 3.

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          /s/ Scott Gershon
                                          --------------------------------------
                                          Scott Gershon, Chief Executive Officer